LEASE EXTENSION AGREEMENT

This Agreement made as of May 15, 2002 between Sprout Development Co., a New Jersey general partnership (hereinafter referred to as "Landlord") with an address at 32 Jacobean Way, Mahwah, N.J. 07430, and Harvey Electronics, Inc. formerly the Harvey Group Inc., a New York Corporation (hereinafter referred to as "Tenant"), with offices at 205 Chubb Ave., Lyndhurst, N.J. 07071. Tenant has been leasing 8,446 sq. ft. of space from Landlord at 556 Route 17 North, Paramus, N.J. 07652, under terms of a lease dated October 18, 1985. This lease has been subsequently modified by a First Amendment dated June 29, 1993, a Second Amendment dated February 15, 1996, a Third Amendment dated July 16, 1996, (the "Lease Agreement") and a corporate guaranty dated June 29, 1993.

Tenant and Landlord agree to extend the Lease Agreement with amendments and guaranty which will continue to be in effect during the extended lease term from the current expiration date of June 30, 2003 to June 30, 2015 under the following terms and conditions.

1. The rent during the extended lease term is as follows based on an initial rent of $37.77 per sq. ft. with 3% annual increases.

                               $ Annual Rent   $ Monthly Base Rent
7/1/03-6/30/04                    319,005           26,584
7/1/04-6/30/05                    328,576           27,381
7/1/05-6/30/06                    338,432           28,203
7/1/06-6/30/07                    348,586           29,049
7/1/07-6/30/08                    359,043           29,920
7/1/08-6/30/09                    369,815           30,818
7/1/09-6/30/10                    380,909           31,742
7/1/10-6/30/11                    392,336           32,695
7/1/11-6/30/12                    404,107           33,676
7/1/12-6/30/13                    416,230           34,686
7/1/13-6/30/14                    428,717           35,726
7/1/14-6/30/15                    441,578           36,798

2. Landlord agrees to provide a rent credit totaling $27,536 after Tenant completes construction of a new "theatre room" in 2002 or 2003 at the demised premises.

3. Landlord agrees to provide a $20,000 rent credit after Tenant completes construction of a new "cash wrap area" in 2003 at the demised premises.


/s/                                          /s/
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Tenant                                      Landlord